Exhibit 16

POWER OF ATTORNEY

for BlackRock Variable Series Funds II, Inc.

The undersigned, James H. Bodurtha, Bruce R. Bond, Stuart E. Eizenstat, Robert Fairbairn, Henry Gabbay, Lena G. Goldberg, Robert M. Hernandez, Henry R. Keizer, John F. O’Brien, Donald C. Opatrny and John M. Perlowski, Directors of BlackRock Variable Series Funds II, Inc., hereby authorize Benjamin Archibald, John M. Perlowski, Neal J. Andrews, Jay M. Fife, Jennifer McGovern, Scott Hilton, and Janey Ahn, or any of them, as attorney-in-fact, to sign on his or her behalf in the capacities indicated (and not in such person’s personal individual capacity for personal financial or estate planning), the Registration Statement on Form N-14 for BlackRock Variable Series Funds II, Inc. or any amendment thereto (including any pre-effective or post-effective amendments) for or on behalf of BlackRock Variable Series Funds II, Inc. or any current or future series thereof, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

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IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 4th day of June, 2018.

Signature	Title	Signature	Title

/s/ James H. Bodurtha James H. Bodurtha	Director	/s/ Robert M. Hernandez Robert M. Hernandez	Director

/s/ Bruce R. Bond Bruce R. Bond	Director	/s/ Henry R. Keizer Henry R. Keizer	Director

/s/ Stuart E. Eizenstat Stuart E. Eizenstat	Director	/s/ John F. O’Brien John F. O’Brien	Director

/s/ Robert Fairbairn Robert Fairbairn	Director	/s/ Donald C. Opatrny Donald C. Opatrny	Director

/s/ Henry Gabbay Henry Gabbay	Director	/s/ John M. Perlowski John M. Perlowski	Director

/s/ Lena G. Goldberg Lena G. Goldberg	Director